UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 4, 2007

Allied Waste Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14705	88-0228636
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18500 North Allied Way, Phoenix, Arizona		85054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(480) 627-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

Contact: James P. Zeumer
Senior Vice President, Public Affairs,
Communications and Investor Relations
480-627-2785

FOR IMMEDIATE RELEASE

ALLIED WASTE INDUSTRIES, INC. COMPLETES SALE OF ASSETS TO VEOLIA ES SOLID WASTE, INC.

Phoenix, AZ – September 4, 2007 – Allied Waste Industries, Inc. (NYSE: AW), a leading waste services company, today announced that it has completed its previously announced transaction with Veolia ES Solid Waste, Inc. in which it has sold to Veolia certain solid waste landfill and collection assets in the east-central and southeastern United States for $86 million.

The assets include collection and disposal operations in Claypool and Warsaw Indiana, eastern Kentucky, south-central Georgia and, pending final municipal approval expected in mid-September, in southern Illinois. These operations include 6 hauling companies, 2 transfer stations and 5 landfills.

In conjunction with the completion of the transaction, Allied Waste expects to record a non-cash charge, primarily related to goodwill, in the range of $40 million to $45 million.

About Allied Waste Industries, Inc.

Allied Waste is America's second largest non-hazardous solid waste services company and an environmental leader. Headquartered in Phoenix, AZ, Allied Waste provides waste collection, transfer, recycling and disposal services to millions of residential, commercial and industrial customers in over 100 major markets spanning 37 states and Puerto Rico. Our team of 24,000 dedicated employees operates within a highly efficient, integrated organization that generated $6 billion of revenue in 2006.

Websites: alliedwaste.com and disposal.com

Safe Harbor for Forward-Looking Statements

The above statements regarding the our expectations concerning (i) the timing of the pending municipal approval for transferring our operations in southern Illinois to Veolia, and (ii) the range of the non-cash charge we expect to take in the third quarter are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These statements are not guarantees and involve uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in these forward looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Waste Industries, Inc.

September 4, 2007	By:	Peter S. Hathaway

Name: Peter S. Hathaway
Title: Executive Vice President and Chief Financial Officer